UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )
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☐	Soliciting Material Pursuant to § 240.14a-12
Medwave, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MEDWAVE, INC.
4382 ROUND LAKE ROAD WEST
ARDEN HILLS, MN 55112-3923
December 17, 2007
Dear Stockholder:
     You are cordially invited to attend the reconvened special meeting of stockholder’s of Medwave, Inc. (“Medwave” or the “Company”). The special meeting of stockholders held on December 4, 2007 was adjourned because an insufficient number of stockholders was present or represented by proxy in order to establish a quorum. As such, the special meeting was adjourned and the vote postponed until December 27, 2007, at 4:30 p.m. Central time, at the offices of the Company’s attorneys, Winthrop & Weinstine, P.A., at 225 South Sixth Street, Suite 3500, Minneapolis, Minnesota 55402. However, if you already voted prior to the December 4, 2007 meeting, valid proxies will continue to be valid for purposes of the December 27, 2007 reconvened meeting.
     On December 4, 2007, Frank A. Katarow resigned as the Company’s President, Interim Chief Executive Officer, principal financial and accounting officer and Director. Also on that date, Solomon Aronson and James C. Hawley resigned as Directors, and Donna R. Lunak’s position as the Company’s Vice President and General Manager of the Manufacturing and Development Center of Excellence was terminated. William D. Corneliuson remains as the Chairman and Company’s sole Director, and is serving as the Company’s interim principal executive officer.
     The holders of a majority of the issued and outstanding Medwave common stock entitled to vote, present in person or represented by proxy, constitutes a quorum for transaction of business at the special meeting. As described more fully in the Company’s Proxy Statement, the proposal would approve the Plan of Liquidation and Dissolution of Medwave.
     In order to assist the Company with stockholder communications and proxy solicitation for this important stockholder meeting, Medwave retained The Altman Group to act as solicitor. Medwave stockholders as of October 31, 2007 who have not voted and wish to do so should contact The Altman Group at 1-800-314-9816.

Very truly yours, Medwave, Inc.
/s/Alfred J. Jehle, Jr.

Alfred J. Jehle, Jr. Trustee

MEDWAVE, INC.
4382 ROUND LAKE ROAD WEST
ARDEN HILLS, MN 55112-3923
NOTICE OF RECONVENED SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 27, 2007
TO THE STOCKHOLDERS OF MEDWAVE, INC.:
     NOTICE IS HEREBY GIVEN that the reconvened special meeting of stockholders of Medwave, Inc. will be held at 4:30 p.m. Central Time on Thursday, December 27, 2007, at the offices of the Medwave, Inc.’s attorneys, Winthrop & Weinstine, P.A., at 225 South Sixth Street, Suite 3500, Minneapolis, Minnesota 55402, for the following purposes:
1.	The adoption of the Plan of Liquidation and Dissolution, as described in Medwave, Inc’s Proxy Statement filed with the Securities and Exchange Commission on November 7, 2007.
2.	To transact such other business as may properly come before the meeting.
     The Board of Directors previously fixed the close of business on October 31, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Medwave stockholders as of October 31, 2007 who have not voted and wish to do so should contact The Altman Group at 1-800-314-9816.
     We encourage you to take part in the affairs of our company by voting.
BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Alfred J. Jehle, Jr.

Alfred J. Jehle, Jr.

Trustee
Dated: December 17, 2007

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